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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of Eltrax Systems, Inc. on Form S-4 of our report dated March 26, 1999 (relating to the financial statements of Sulcus Hospitality Technologies Corp., not presented separately in the Eltrax Systems, Inc. financial statements) appearing in the Annual Report on Form 10-K of Eltrax Systems, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ CROWE, CHIZEK AND COMPANY LLP
Columbus, Ohio
August 4, 2000